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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

CENTRAL FINANCIAL ACCEPTANCE CORPORATION         CFAC CAPITAL I
      -----------------                          --------------
 (Exact name of co-registrant            (Exact name of co-registrant
 as specified in its charter)               as specified in its charter)


        DELAWARE                                 DELAWARE
        --------                                 --------
  (State of incorporation                   (State of incorporation
    or organization)                           or organization)


       95-4574983                               95-4653518
       ----------                               -----------
    (I.R.S. Employer                         (I.R.S. Employer
   Identification No.)                      Identification No.)

                            5480 EAST FERGUSON DRIVE
                           COMMERCE, CALIFORNIA 90022
                             ----------------------
              (Address of principal executive offices and zip code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file numbers to which this form relates:
333-37213 AND 333-37213-01

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

        ____% CUMULATIVE TRUST PREFERRED SECURITIES OF CFAC CAPITAL I

          GUARANTEE OF CENTRAL FINANCIAL ACCEPTANCE CORPORATION WITH RESPECT TO THE ___% CUMULATIVE TRUST PREFERRED SECURITIES


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                        INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-1 (Registration Nos. 333-37213 and 333-37213-01) filed with the Commission on October 6, 1997 (the "Form S-1"), and the same sections in the Registrants' Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

Item 2. EXHIBITS

        4.1 Trust Agreement of CFAC Capital I dated as of September 26, 1997.(1)
        4.2 Form of Amended and Restated Trust Agreement of CFAC Capital I.(2)
        4.3 Form of Trust Preferred Certificate of CFAC Capital I (included as an exhibit to Exhibit 4.2).
        4.4 Form of Trust Preferred Securities Guarantee Agreement.(3)

--------------------

        (1) Incorporated by reference to Exhibit 4.5 to the Form S-1.

        (2) Incorporated by reference to Exhibit 4.6 to the Form S-1.

        (3) Incorporated by reference to Exhibit 4.9 to the Form S-1.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CENTRAL FINANCIAL ACCEPTANCE CORPORATION


Dated:  October 9, 1997                By:   /s/ Gary M. Cypres
                                             -------------------
                                            Gary M. Cypres
                                            Chairman, Chief Executive Officer
                                            and President



                                       CFAC CAPITAL I


Dated:  October 9, 1997                By:  /s/ Gary M. Cypres
                                           -------------------
                                           Gary M. Cypres
                                           Administrative Trustee